UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 23, 2016

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company announced that its net revenues for the second quarter ended August 31 of fiscal 2017 were $3,147,930 compared with $3,166,177 for the second quarter of fiscal 2016. Net loss for the quarter was $82,612 compared with net income of $335,214 for the same period last year. For the six months ended August 31, net loss was $315,928 compared with net income of $270,574. RMS continues to incur professional fees related to regulatory and litigation and has made significant investment over the last twelve months in its sales, regulatory and operations management to help launch RMS to the next level of growth.

ITEM 8.01 OTHER EVENTS.

The Company issued a press release on September 23, 2016 titled “RMS Medical Products Posts Second Quarter 2017 Results”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 23, 2016

The press release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: September 23, 2016	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer